CPI Card Group Inc. Reports First Quarter 2021 Results

Date: May 11, 2021

Net Sales Up 20% and Diluted EPS of $0.21 per share, Up 37% Year Over Year

Net Income of $2.4 Million, Up 37% Year Over Year

Adjusted EBITDA of $22.1 Million, Up 78% Year Over Year

Debt Maturities Extended Approximately Five Years

Cash of $25 Million and $34 Million available under the ABL Revolver at Quarter End

Littleton, CO. May 11, 2021 -- CPI Card Group Inc. (OTCQX: PMTS; TSX: PMTS) (“CPI” or the “Company”) today reported financial results for the first quarter ended March 31, 2021.

“Our first quarter results reflect the strength and commitment of our organization to be the partner of choice to our customers by providing market-leading quality products and customer service,” said Scott Scheirman, President and Chief Executive Officer of CPI. “During the quarter, we delivered 20% year over year net sales growth, improved our net income by 37% and grew Adjusted EBITDA 78%, as a result of strong performance across all of our businesses and new customer sales.”

Scheirman continued, “We continue to focus on our strategic priorities, including our commitment to meeting customers’ needs by delivering high quality and differentiated products and services such as our eco-focused payment cards, secure prepaid packaging, personalization solutions and Card@Once®, our Software-as-a-Service instant issuance solution. Our strong start to 2021 is encouraging and we believe we are well-positioned to capitalize on market opportunities.”

First Quarter 2021 Financial Highlights

Net sales increased 20% year over year to $89.1 million in the first quarter of 2021. Gross profit increased 39% year over year in the first quarter of 2021 to $35.7 million. Gross profit margin increased to 40.1% in the first quarter of 2021, compared to 34.7% in the prior year period. Income from operations increased 137% year over year to $17.8 million in the first quarter of 2021.

The Company extended its debt maturities by approximately five years, and enhanced liquidity by entering into a $50 million secured asset based revolving credit facility, as further described below. During the first quarter of 2021, the Company recognized a loss on debt extinguishment of $5.0 million and $2.6 million of make-whole interest expense, relating to the termination and repayment of its existing credit facilities as the Company refinanced its debt.

First quarter 2021 net income and diluted earnings per share increased 37% to $2.4 million and $0.21 per share, respectively. Net income and diluted earnings per share were adversely impacted by the debt extinguishment costs and make-whole interest expense described above.

Adjusted EBITDA increased 78% to $22.1 million in the first quarter of 2021, compared to $12.4 million in the prior year period, as a result of net sales growth and improved operating leverage.

First Quarter Segment Information

Debit and Credit:

Debit and Credit Segment net sales increased 17% year over year to $69.8 million in the first quarter of 2021, driven primarily by higher volumes of contactless card sales and card personalization, including new customer growth.

Prepaid Debit:

Prepaid Debit Segment net sales increased 34% year over year to $19.5 million in the first quarter of 2021. Net sales increased due to higher volumes from an existing customer, which included new portfolio wins.

Balance Sheet, Liquidity, and Cash Flow

In the first quarter of 2021, the Company completed a private offering by its wholly-owned subsidiary, CPI CG Inc., of $310 million aggregate principal amount of 8.625% senior secured notes due March 2026 (the “Senior Notes”), and concurrently entered into a $50 million secured asset based revolving credit facility (the “ABL Revolver”) maturing in December 2025. The Company used proceeds from the Senior Notes offering and initial borrowings under the ABL Revolver, plus cash on hand, to repay in full and terminate its existing credit facilities and to pay related fees and expenses.

As of March 31, 2021, cash and cash equivalents was $24.9 million. Cash provided by operating activities was $0.1 million and capital expenditures were $2.5 million in the first quarter of 2021, yielding Free Cash Flow usage of $2.4 million. This compares with the first quarter of 2020, when cash provided by operating activities was $3.2 million and capital expenditures were $0.9 million, yielding Free Cash Flow of $2.3 million. Year over year, Free Cash Flow decreased $4.6 million, primarily due to changes in working capital to support the business.

As of March 31, 2021, total debt principal outstanding was comprised of the $310 million Senior Notes and $15 million of borrowings under the ABL Revolver. At quarter end, $34 million was available for borrowing under the ABL Revolver.

“Our solid start to 2021 was punctuated by strong year over year growth in net sales and profitability, and our success in growing the top line contributed to greater operating leverage,” said John Lowe, Chief Financial Officer. “The strong results combined with our recent debt refinancing provide flexibility to support our strategic initiatives by extending debt maturities and enhancing liquidity. We are encouraged by our solid execution during the first quarter of 2021 and remain committed to our strategy.”

Additional Investor Commentary

The Company has provided additional written commentary regarding its first quarter performance and other business matters. This earnings press release and the additional written commentary are available at investor.cpicardgroup.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of discontinued operations. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI compliant by one or more of the payment brands: Visa, Mastercard®, American Express® and Discover®. Learn more at www.cpicardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: the potential effects of COVID-19 on our business, including our supply-chain, customer demand, workforce, operations and ability to comply with certain covenants in our credit facilities; our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facilities and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; a disruption or other failure in our supply chain; the effects of current or additional U.S. government tariffs as well as economic downturns or disruptions, including delays or interruptions in our ability to source raw materials and components used in our products; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; disruptions in production at one or more of our facilities; our failure to retain our existing customers or identify and attract new customers; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; defects in our software; problems in production quality, materials and process; a loss of market share or a decline in profitability resulting from competition; our inability to develop, introduce and commercialize new products; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; failure to meet the continued listing standards of the Toronto Stock Exchange or the rules of the OTCQX® Best Market; a decrease in the value of our common stock combined with our common stock not being traded on a United States national securities exchange, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity; quarterly variation in our operating results; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products and services; the effect of legal and regulatory proceedings; our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply; risks associated with the majority stockholders’ ownership of our stock; the influence of securities analysts over the trading market for and price of our common stock; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website, free of charge, the reports that the Company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months ended March 31, 2021 and 2020

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2021 and December 31, 2020

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for three months ended March 31, 2021 and 2020

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2021 and 2020

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2021 and 2020

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Net sales:
Products	$47,013	$42,501
Services	42,079	31,468
Total net sales	89,092	73,969
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	27,287	26,379
Services (exclusive of depreciation and amortization shown below)	23,668	19,187
Depreciation and amortization	2,416	2,755
Total cost of sales	53,371	48,321
Gross profit	35,721	25,648
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,146	16,663
Depreciation and amortization	1,806	1,485
Total operating expenses	17,952	18,148
Income from operations	17,769	7,500
Other expense, net:
Interest, net	(8,976)	(6,088)
Other income (expense), net	25	(3)
Loss on debt extinguishment	(5,048)	(92)
Total other expense, net	(13,999)	(6,183)
Income from continuing operations before income taxes	3,770	1,317
Income tax (expense) benefit	(1,360)	465
Net income from continuing operations	2,410	1,782
Net loss from discontinued operations, net of tax	—	(26)
Net income	$2,410	$1,756

Basic and diluted earnings per share:
Earnings per share from continuing operations - Basic and Diluted:	$0.21	$0.16
Earnings per share - Basic and Diluted:	$0.21	$0.16

Basic weighted-average shares outstanding:	11,230,482	11,224,500
Diluted weighted-average shares outstanding:	11,639,015	11,262,359

Comprehensive income:
Net income	$2,410	$1,756
Total comprehensive income	$2,410	$1,756

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$24,884	$57,603
Accounts receivable, net of allowances of $237 and $289, respectively	60,479	54,592
Inventories	33,490	24,796
Prepaid expenses and other current assets	5,193	5,032
Income taxes receivable	9,152	10,511
Total current assets	133,198	152,534
Plant, equipment and leasehold improvements and operating lease right-of-use assets, net	38,188	39,403
Intangible assets, net	25,058	26,207
Goodwill	47,150	47,150
Other assets	2,700	857
Total assets	$246,294	$266,151

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$21,792	$18,883
Accrued expenses	22,618	28,149
Current portion of long-term debt	—	8,027
Deferred revenue and customer deposits	1,316	1,868
Total current liabilities	45,726	56,927
Long-term debt	317,503	328,681
Deferred income taxes	7,232	7,409
Other long-term liabilities	11,409	11,171
Total liabilities	381,870	404,188
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,230,482 shares issued and outstanding at March 31, 2021 and December 31, 2020	11	11
Capital deficiency	(111,807)	(111,858)
Accumulated loss	(23,780)	(26,190)
Total stockholders’ deficit	(135,576)	(138,037)
Total liabilities and stockholders’ deficit	$246,294	$266,151

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$2,410	$1,756
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	26
Depreciation and amortization expense	4,222	4,240
Stock-based compensation expense	51	41
Amortization of debt issuance costs and debt discount	887	634
Loss on debt extinguishment	5,048	92
Deferred income taxes	(177)	537
Other, net	200	488
Changes in operating assets and liabilities:
Accounts receivable	(5,884)	(911)
Inventories	(8,885)	521
Prepaid expenses and other assets	107	1,138
Income taxes receivable, net	1,359	(846)
Accounts payable	3,705	(2,747)
Accrued expenses	(2,790)	(1,856)
Deferred revenue and customer deposits	(556)	177
Other liabilities	447	(86)
Cash provided by operating activities - continuing operations	144	3,204
Cash used in operating activities - discontinued operations	—	(26)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(2,524)	(938)
Other	155	—
Cash used in investing activities	(2,369)	(938)
Financing activities
Principal payments on First Lien Term loan	(312,500)	-
Principal payments on Senior Credit Facility	(30,000)	-
Proceeds from Senior Notes	310,000	-
Proceeds from ABL Revolver, net of discount	14,750	-
Proceeds from Senior Credit Facility, net of discount	-	29,100
Debt issuance costs	(9,452)	(2,507)
Payments on debt extinguishment	(2,685)	-
Payments on finance lease obligations	(610)	(593)
Cash (used in) provided by financing activities	(30,497)	26,000
Effect of exchange rates on cash	3	(18)
Net (decrease) increase in cash and cash equivalents	(32,719)	28,222
Cash and cash equivalents, beginning of period	57,603	18,682
Cash and cash equivalents, end of period	$24,884	$46,904

Supplemental disclosures of cash flow information
Cash paid (refunded) during the period for:
Interest	$8,382	$5,538
Income taxes	$1	$(232)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$432	$141
Financing leases	$526	$251

Accounts payable, and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$256	$345

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2021 and March 31, 2020
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2021	2020	$ Change	% Change
Net sales by segment:
Debit and Credit	$69,817	$59,839	$9,978	16.7%
Prepaid Debit	19,458	14,540	4,918	33.8%
Eliminations	(183)	(410)	227	* %
Total	$89,092	$73,969	$15,123	20.4%

* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$27,549	39.5%	$20,408	34.1%	$7,141	35.0%
Prepaid Debit	8,172	42.0%	5,240	36.0%	2,932	56.0%
Total	$35,721	40.1%	$25,648	34.7%	$10,073	39.3%

* Calculation not meaningful

Income from Operations
	Three Months Ended March 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$20,154	28.9%	$12,476	20.8%	$7,678	61.5%
Prepaid Debit	7,018	36.1%	4,116	28.3%	2,902	70.5%
Other	(9,403)	* %	(9,092)	* %	(311)	3.4%
Total	$17,769	19.9%	$7,500	10.1%	$10,269	136.9%

* Calculation not meaningful

EBITDA	Three Months Ended March 31,
	2021	% of Net Sales	2020	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$22,400	32.1%	$14,959	25.0%	$7,441	49.7%
Prepaid Debit	7,573	38.9%	4,660	32.0%	2,913	62.5%
Other	(13,005)	* %	(7,974)	* %	(5,031)	63.1%
Total	$16,968	19.0%	$11,645	15.7%	$5,323	45.7%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended March 31, 2021
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$20,154	$7,018	$(9,403)	$17,769
Depreciation and amortization	2,237	539	1,446	4,222
Other income (expenses)	9	16	(5,048)	(5,023)
EBITDA	$22,400	$7,573	$(13,005)	$16,968

	Three Months Ended March 31, 2020
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$12,476	$4,116	$(9,092)	$7,500
Depreciation and amortization	2,493	548	1,199	4,240
Other (expenses)	(10)	(4)	(81)	(95)
EBITDA	$14,959	$4,660	$(7,974)	$11,645

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
EBITDA and Adjusted EBITDA:
Net income	$2,410	$1,756
Net loss from discontinued operations	—	26
Interest expense, net	8,976	6,088
Income tax expense (benefit)	1,360	(465)
Depreciation and amortization	4,222	4,240
EBITDA	$16,968	$11,645

Adjustments to EBITDA:
Stock-based compensation expense	51	41
Sales tax (benefit) expense (1)	(80)	121
Restructuring and other charges (2)	121	467
Loss on debt extinguishment (3)	5,048	92
Foreign currency (gain) loss	(25)	8
Subtotal of adjustments to EBITDA	5,115	729
Adjusted EBITDA	$22,083	$12,374
Net income (% Change 2021 vs. 2020)	37.2%
Adjusted EBITDA margin (% of Net Sales)	24.8%	16.7%
Adjusted EBITDA growth (% Change 2021 vs. 2020)	78.5%

	Three Months Ended March 31,
	2021	2020
Free Cash Flow:
Cash provided by operating activities	$144	$3,204
Capital expenditures for plant, equipment and leasehold improvements	(2,524)	(938)
Free Cash Flow (usage)	$(2,380)	$2,266

(1)	Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 1 of the Form 10-Q for the quarter ended March 31, 2021 for an explanation of the immaterial prior period adjustments.
(2)	Represents restructuring severance charges.
(3)	The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.